Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of October 30, 2013 (this “First Supplemental Indenture”), is by and among OnCure Holdings, Inc., a Delaware corporation (“OnCure”), the subsidiaries of OnCure listed on the signature pages hereto (the “OnCure Guarantors”), Southern New England Regional Cancer Center, LLC, a Rhode Island limited liability company (the “Rhode Island Guarantor”) and Palms West Radiation Therapy, L.L.C., a Florida limited liability company  (the “Florida Guarantor” and, tougher with the Rhode Island Guarantor, the OnCure Guarantors and OnCure, the “New Guarantors”), Radiation Therapy Services, Inc., a Florida corporation (the “Company,” which term includes its successors and assigns), each other then existing Guarantor under the Indenture referred to below (the “Guarantors”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 10, 2012 (as otherwise amended, supplemented, waived or modified, the “Indenture”), providing for the issuance of 8 7/8% Senior Secured Second Lien Notes due 2017 of the Company (the “Notes”);

WHEREAS, pursuant to Section 10.03 of the Indenture, each Person that becomes obligated to provide a Guarantee pursuant to Section 4.16 of the Indenture must execute and deliver to the Trustee a supplemental indenture making such Person a party to the Indenture, along with a notation of such Guarantee in the form included as Exhibit E to the Indenture;

WHEREAS, pursuant to Section 4.16 of the Indenture, the Company will not permit any of its Restricted Subsidiaries (other than Foreign Subsidiaries) to guarantee Indebtedness under the Credit Agreement, unless such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary;

WHEREAS, the New Guarantors are Restricted Subsidiaries of the Company and have guaranteed or will guarantee Indebtedness under the Credit Agreement;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this First Supplemental Indenture to amend the Indenture, without the consent of any Holder; and

WHEREAS, by entering into this First Supplemental Indenture, the Company, the Guarantors and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.              Agreement to be Bound.  Each of the New Guarantors hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  Each of the New Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.              Compliance with and Fulfillment of Condition of Sections 4.16 and 10.03.  The execution and delivery of this First Supplemental Indenture and the Guarantee by each New Guarantor (along with such documentation relating thereto as the Trustee shall require) fulfills all obligations under Sections 4.16 and 10.03 of the Indenture.

Section 3.              Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture.

Section 4.              Governing Law.  This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Section 5.              No Adverse Interpretation of Other Agreements.  This First Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries (other than the Indenture).  No such indenture, loan or debt agreement may be used to interpret this First Supplemental Indenture or the Indenture.

Section 6.              Successors.  This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.              Separability.  Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.              Counterpart Originals.  The parties may sign multiple counterparts of this First Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 9.              Headings, etc.  The headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

RADIATION THERAPY SERVICES, INC.

By:	/s/ Bryan J. Carey
Name:	Bryan J. Carey
Title:	Chief Financial Officer

RADIATION THERAPY SERVICES HOLDINGS, INC.

By:	/s/ Bryan J. Carey
Name:	Bryan J. Carey
Title:	Chief Financial Officer

GUARANTORS

21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.

21ST CENTURY ONCOLOGY OF ALABAMA, LLC

21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC

21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC

21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.

21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.

21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC

21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC

21ST CENTURY ONCOLOGY SERVICES, INC

21ST CENTURY ONCOLOGY, LLC

AHLC, LLC

AMERICAN CONSOLIDATED TECHNOLOGIES, LLC

ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.

ASHEVILLE CC, LLC

ATLANTIC UROLOGY CLINICS, LLC

AURORA TECHNOLOGY DEVELOPMENT, LLC

BERLIN RADIATION THERAPY TREATMENT CENTER, LLC

CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.

CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC

CAROLINA REGIONAL CANCER CENTER, LLC

DERM-RAD INVESTMENT COMPANY, LLC

DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC

GETTYSBURG RADIATION, LLC

GOLDSBORO RADIATION THERAPY SERVICES, INC.

JACKSONVILLE RADIATION THERAPY SERVICES, LLC

MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC

MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.

NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED

NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC

NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC

PHOENIX MANAGEMENT COMPANY, LLC

RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.

RADIATION THERAPY SERVICES INTERNATIONAL, INC.

SAMPSON ACCELERATOR, LLC

SAMPSON SIMULATOR, LLC

WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

By:	/s/ Bryan J. Carey
Name:	Bryan J. Carey
Title:	Vice President

SOUTHERN NEW ENGLAND REGIONAL CANCER CENTER, LLC

By:	/s/ Bryan J. Carey
	Name:	Bryan J. Carey
	Title:	Treasurer

PALMS WEST RADIATION THERAPY, L.L.C.

By:	21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
Its Sole Member

By:	/s/ Bryan J. Carey
	Name:	Bryan J. Carey
	Title:	Vice President

ONCURE HOLDINGS, INC.

By:	/s/ Bryan J. Carey
Name:	Bryan J. Carey
Title:	Chief Financial Officer

ONCURE GUARANTORS

ONCURE MEDICAL CORP.
MANATEE RADIATION ONCOLOGY, INC.
MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC.
RADIATION ONCOLOGY CENTER, LLC
U.S. CANCER CARE, INC.
USCC FLORIDA ACQUISITION CORP.
USCC ACQUISITION CORP.
USCC HEALTHCARE MANAGEMENT CORP.
COASTAL ONCOLOGY, INC.
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC.
SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP.
MICA FLO II, INC.
POINTE WEST ONCOLOGY, LLC
JAXPET, LLC
JAXPET/POSITECH, L.L.C.
SARASOTA COUNTY ONCOLOGY, INC.
VENICE ONCOLOGY CENTER, INC.
ENGLEWOOD ONCOLOGY, INC.
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC.
SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC.
INTERHEALTH FACILITY TRANSPORT, INC.

By:	/s/ Bryan J. Carey
Name:	Bryan J. Carey
Title:	Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President